EXHIBIT 10.14

Summary of Dwight “Clint” M. Moore
Employment Arrangement

Effective May 2013, we entered into a verbal at-will employment arrangement with Dwight “Clint” M. Moore, our vice president and secretary, pursuant to which he is paid an annual salary of $200,000.